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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
RSC Holdings Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Historical Consolidated Financial Data" in the prospectus.

Our report on the consolidated financial statements dated March 23, 2007 refers to the adoption of Statement of Financial Accounting Standard No. 123 (revised
2004), Share-Based Payment, effective January 1, 2006.


/s/ KPMG LLP
Phoenix, Arizona
March 23, 2007